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                                                                    EXHIBIT 24.2



                               POWER OF ATTORNEY



     Know all men by these presents, that each person whose signature appears below constitutes and appoints James G. Floyd and James F. Westmoreland (with full power to each to act alone) as his true and lawful attorney-in-fact and agent, with full power of substitution, for him and in his name, place, and stead, in any and all capacities, to sign, execute and file this Registration Statement under the Securities Act of 1933, as amended (the "Securities Act") and any or all amendments (including, without limitation, post-effective amendments and any amendment or amendments or additional registration statements filed pursuant to Rule 462 under the Securities Act increasing the amount of securities for which registration is being sought), with all exhibits and any and all other documents required to be filed with respect thereto, with the Securities and Exchange Commission, to sign any and all applications, registration statements, notices or other documents necessary or advisable to comply with the applicable state security laws, and to file the same, together with all other documents in connection therewith, with the appropriate state securities authorities, granting unto said attorneys-in-fact and agents or any of them, or their or his substitute or substitutes, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, thereby ratifying and confirming all that said attorneys-in-fact and agents or any of them, or their or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.



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
                  SIGNATURE                                 TITLE                    DATE
- ---------------------------------------------  -------------------------------  --------------
                 /s/  LESTER H. SMITH                     Director               June 30, 1996
               Lester H. Smith
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